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                                                                    Exhibit 10.6

                          MANAGEMENT SERVICES AGREEMENT

     This MANAGEMENT SERVICES AGREEMENT ("AGREEMENT") is entered into as of May 21, 2003, between One Equity Partners LLC, a Delaware limited liability company ("OEP"), and MedVest Holdings Corporation, an Ohio corporation ("MEDVEST" or the "COMPANY").

                                   BACKGROUND

     WHEREAS, the Company, together with its direct and indirect subsidiaries (collectively, the "MEDVEST ENTITIES"), desires to receive general financial and management advisory services from OEP, and thereby obtain the benefit of the experience of OEP in business and financial management generally and its knowledge of the MedVest Entities and their financial affairs in particular. OEP is willing to provide general financial and management advisory services to the MedVest Entities. Accordingly, the compensation arrangements set forth in this Agreement are designed to compensate OEP for such services.

     NOW, THEREFORE, in consideration of the foregoing premises and the respective agreements hereinafter set forth and the mutual benefits to be derived herefrom, OEP and the Company hereby agree as follows:

                                      TERMS

     1. ENGAGEMENT. The Company hereby engages OEP as a general financial and management advisor, and OEP hereby agrees to provide general financial and management advisory services to the MedVest Entities, all on the terms and subject to the conditions set forth below:

     2.   SERVICES OF OEP.

          (a) OEP hereby agrees during the term of this engagement to consult with the Company's board of directors (the "BOARD") and management of the MedVest Entities in such manner and on such general business and financial matters as may be reasonably requested from time to time by the Board and agreed to by OEP, including but not limited to:

          (i)    corporate strategy;

          (ii)   budgeting of future corporate investments; and

          (iii)  acquisition and divestiture strategies.

The parties hereto agree that the services to be provided hereunder shall include only general financial and management advisory services. In the event the Company requests extraordinary services (e.g., obtaining debt or equity financing or coordinating or negotiating the consummation of acquisitions or divestitures), additional fees may be charged pursuant to arrangements to be mutually agreed upon by the parties. Notwithstanding the foregoing, the parties hereto agree that no additional fees shall be charged by, or payable to, OEP under this Agreement for services performed in connection with a Sale of the Company (as defined in the

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Company's Stockholders Agreement dated as of May 21, 2003), except for such fees as may separately be agreed to between the parties hereto.

          (b) The services provided pursuant to this Agreement are advisory only, and the MedVest Entities are free to accept or reject the advice rendered by officers or employees of OEP or its affiliates.

     3. COMPENSATION. On the date hereof, the Company shall pay, or cause to be paid, to OEP a fee in an amount equal to $3.0 million. In addition, within 30 days of the Initial Advisory Fee Payment Date (as defined below) and thereafter, within 30 days of each anniversary of the Initial Advisory Fee Payment Date, the Company shall pay, or cause to be paid, to OEP a fee in an amount equal to $2.4 million ("ADVISORY FEES"). The Advisory Fees shall be paid as compensation for services to be rendered by OEP to the MedVest Entities DURING THE YEAR FOLLOWING SUCH INITIAL ADVISORY FEE Payment Date or anniversary thereof, as the case may be. For purposes of this Agreement, "Initial Advisory Fee Payment Date" shall be the date the Company shall have generated Consolidated EBITDA in excess of $76.0 million measured as of the most recent trailing twelve month period and calculated in accordance with the definition of "Consolidated EBITDA" in that certain Credit Agreement by and among Medex, the Company, the Subsidiaries of Medex party thereto, the financial institutions party thereto, Wachovia Bank, National Association, as administrative agent, as amended, restated or otherwise modified); PROVIDED, HOWEVER, in no event will any Advisory Fees be paid prior to December 15, 2003. The parties hereby agree that the Advisory Fees to be paid on each anniversary of the Initial Advisory Fee Payment Date shall be payable regardless of whether or not as of such date the Company has continued to generate Consolidated EBITDA in excess of $76.0 million.

     4. EXPENSE REIMBURSEMENT. The Company shall reimburse OEP for such reasonable travel expenses and other reasonable out-of-pocket fees and expenses as may be incurred by OEP, its directors, officers and employees in connection with the rendering of services hereunder. Such expenses shall be in addition to any Advisory Fees payable pursuant to paragraph 3 above.

     5. TERM. This Agreement shall be in effect for an initial term commencing on the date hereof and terminating on the seventh anniversary of the date hereof; PROVIDED, HOWEVER, that this Agreement (i) may be terminated 30 days after the date of the delivery by OEP to the Company of a notice of termination for any reason, including any material breach of this Agreement by the Company or (ii) shall terminate in the event of a Sale of the Company (as defined in Section 9 of that certain Stockholders Agreement by and among the Company, OEP, the Investors party thereto and certain other Persons that become a party thereto from time to time, as amended, restated or modified from time to time). No termination of this Agreement, whether pursuant to this paragraph or otherwise, shall affect the Company's obligations with respect to the fees, costs and expenses incurred by OEP in rendering services hereunder and not reimbursed by the Company as of the effective date of such termination.

     6. INDEMNIFICATION. The Company agrees to indemnify and hold harmless OEP, its directors, officers and employees and affiliates against and from any and all loss, liability, suits, claims, costs, damages and expenses (including attorneys' fees) arising from their performance hereunder, except to the extent such losses, liabilities, suits, claims, costs, damages and expenses

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are determined by a court of competent jurisdiction to result primarily from
OEP's gross negligence or intentional wrongdoing. The Company will reimburse OEP for all such fees and expenses, including the fees and expenses of counsel, as they are incurred by OEP in connection with pending or threatened litigation, whether or not OEP is a party thereto. The foregoing agreement will be in addition to any rights that OEP may have at common law or otherwise, including, but not limited to, any right to contribution. The Company also agrees that OEP will have no liability to the Company in connection with the services rendered hereunder (whether in tort, contract or otherwise) for claims, liabilities, damages, losses or expenses, including fees and expenses of counsel, incurred by the Company unless, and to the extent, they are determined by judgment of a court of competent jurisdiction to result primarily from OEP's gross negligence or intentional wrongdoing.

     If indemnification is to be sought hereunder by OEP, then OEP shall notify the Company of the commencement of any action or proceeding in respect thereof; provided, however, that the failure to so notify the Company shall not relieve the Company from any liability that it may otherwise have to OEP, except to the extent the Company shall have been materially prejudiced by such failure. Following such notification, the Company may elect in writing to assume the defense of such action or proceeding, and upon such election, it will not be liable for any legal costs subsequently incurred by OEP (other than reasonable costs of investigation) in connection therewith, unless (i) the Company has failed to provide counsel reasonably satisfactory to OEP in a timely manner or
(ii) counsel that has been provided by the Company reasonably determines that its representation of OEP would present it with a conflict of interest. In any litigation or proceeding, the Company will not be responsible for the fees and expenses of more than one counsel (together with local counsel) for OEP in any one jurisdiction, unless OEP has a separate and conflicting defense with regard to such litigation or proceedings, as reasonably determined by the counsel that has been provided by the Company. The Company will not be liable for any settlement of any litigation or proceeding effected without its prior written consent, which consent will not be unreasonably withheld or delayed. Should the Company assume the defense of any action, the Company will not, without OEP's prior written consent, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate such action if such settlement, compromise, consent or termination imposes obligations on OEP (through injunctive relief or otherwise) other than the payment of money for which OEP would be indemnified for hereunder or which does not unconditionally release OEP from liability.

     7. OEP AN INDEPENDENT CONTRACTOR. OEP and the Company agree that OEP shall perform services hereunder as an independent contractor, retaining control over and responsibility for its own operations and personnel. Neither OEP nor its directors, officers or employees shall be considered employees or agents of the MedVest Entities as a result of this Agreement nor shall any of them have authority under this Agreement to contract in the name of or bind the MedVest Entities, except as expressly agreed to in writing by the MedVest Entities.

     8. NOTICES. Any notice, report or payment required or permitted to be given or made under this Agreement by one party to the other shall be deemed to have been duly given or made if personally delivered or, if mailed, when mailed by registered or certified mail, postage prepaid, to the other party at the following addresses (or at such other address as shall be given in writing by one party to the other):

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     IF TO OEP:

     One Equity Partners LLC
     55 West Monroe Street
     Mail Suite IL-0610
     Chicago, IL 60670-0610
     Attention:   Timothy A. Dugan
                  Kip Kirkpatrick

     IF TO COMPANY:

     MedVest Holdings Corporation.
     6250 Shier-Rings Road
     Dublin, OH 43016-1295
     Attention:   Dominick Arena
                  Charles Jamison

     9. ENTIRE AGREEMENT. This Agreement (a) contains the complete and entire understanding and agreement of OEP and the Company with respect to the subject matter hereof and (b) supersedes all prior and contemporaneous understandings, conditions and agreements, oral or written, express or implied, respecting the engagement of OEP in connection with the subject matter hereof.

     10. AMENDMENT. This Agreement may be amended only with the written consent of both OEP and the Company.

     11. WAIVER OF BREACH. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach of that provision or any other provision hereof.

     12. ASSIGNMENT. Neither OEP nor the Company may assign its rights or obligations under this Agreement without the express written consent of the other.

     13. CHOICE OF LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdictions other that the State of Illinois.

     14. DELIVERY BY FACSIMILE. This Agreement, the agreements referenced to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall reexecute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the

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fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

                                    * * * * *

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     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered as of the date first written above.

                                        MEDVEST HOLDINGS CORPORATION


                                        By: /s/ Dominick A. Arena
                                           -------------------------------------
                                        Name: Dominick A. Arena
                                        Its: President and CEO


                                        ONE EQUITY PARTNERS LLC


                                        By: /s/ Timothy A. Dugan
                                           -------------------------------------
                                        Name: Timothy A. Dugan
                                        Its: Partner

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